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                                 May 20, 1994




Belmont Capital Partners II, L.P.
82 Devonshire Street - F7E
Boston, Massachusetts 02109
Attention:  Portfolio Manager

          RE:  America West Airlines, Inc.


Ladies and Gentlemen:

          Reference is made to Section 2(b) of that certain letter agreement dated MaY 5, 1994 between Belmont Capital Partners II, L.P. ("Belmont") and Transpacific Enterprises, Inc. ("TPE") and to Section 5.3 of that certain Stock Purchase Agreement dated as of May 17, 1994 between Belmont and TPE (the "Stock Purchase Agreement"), in each case referring to the obligation of Belmont to prosecute in the U.S. Bankruptcy Court proceedings of America West Airlines, Inc., any claims (the "Claims") for unpaid dividends relating to the 36,549.5 shares of Series C 9.75% Preferred Stock, par value $0.25 per share, of America West Airlines, Inc. (the "Preferred Stock") purchased by Belmont pursuant to the Stock Purchase Agreement.

          In accordance with the our understandings, TPG Partners, L.P. ("TPG") agrees to pay all expenses of Belmont (including fees and disbursements of counsel) incurred in connection with the prosecution of the claims, and TPG and Belmont agree to coordinate with each other the prosecution of their related obligations to TPE regarding the shares of Preferred Stock held by each of them.

          This Agreement (i) shall inure to the benefit of and be enforceable by Belmont and its successors, assigns and transferees and (ii) shall be binding upon and enforceable against TPG and its successors, assigns and transferees. This Agreement shall be construed and the obligations of TPG and Belmont hereunder shall be determined in accordance with the laws of the State of Delaware, excluding such state's conflict in any principles. This Agreement may be executed in any number
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          Belmont Capital Partners II, L.P.
          May 20, 1994
          Page 2





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of counterparts, each of which, when so executed, and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.

          Please confirm that the foregoing correctly sets forth the understandings between TPG and Belmont by signing this letter at the space indicated below and returning one fully signed copy to the undersigned.

                                TPG Partners, L.P.

                                By:  TPG Genpar, L.P.
                                By:  TPG Advisors, Inc.


                                By:  /s/ Richard Ekleberry
                                Name:  Richard Ekleberry
                                Title: Vice President

ACCEPTED AND AGREED:

BELMONT CAPITAL PARTNERS II, L.P.

By:  Fidelity Capital Partners II Corp.,
     its General Partner


By:  /s/ Daniel Harmetz
Name:  Daniel Harmetz
Title:


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